Exhibit 4

NUMBER                        144 RESTRICTED SHARES                    SHARES

               The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and are restricted Securities as that term is defined in Rule 144 under the Act, and requires written release from either issuing company or their attorney prior to legend removal

                                  MIDNET, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

PAR VALUE $0.001                                           CUSIP NO. 597865 10 4
COMMON STOCK


THIS CERTIFIES THAT


is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK
                          PAR VALUE OF $0.001 EACH OF

                                  MIDNET, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


/s/ Peter Fentiman                     DATED:
President/CEO
                                       Countersigned and Registered:

                                                  SIGNATURE STOCK TRANSFER, INC.
                                                  (Plano, Texas) Transfer Agent

/s/ Tilo Kunz                          By  /s/
DIRECTOR

/s/ R Aschwanden
DIRECTOR


                                  MIDNET, INC.

                                   Corporate
                                      Seal

                                    DELAWARE